Exhibit 10.1

FIRST AMENDMENT TO THE CIVISTA BANCSHARES, INC. SUPPLEMENTAL NONQUALIFIED EXECUTIVE RETIREMENT PLAN

Civista Bancshares, Inc. (the “Company”) hereby amends the Civista Bancshares, Inc. Supplemental Nonqualified Executive Retirement Plan (the “Plan) effective as of the date this amendment is approved by the Company’s Compensation Committee of the Board of Directors to increase the age 65 benefit for Charles Parcher in connection with his promotion in January 2025 (increasing from $150,572 to $191,764) and to add Ian Whinnem as a Plan participant. Except as listed below, the Plan terms remain unchanged.

NOW, THEREFORE, the Plan is hereby amended to revise Exhibit A to read as follows:

AMENDED EXHIBIT A TO

CIVISTA BANCSHARES, INC.

SUPPLEMENTAL NONQUALIFIED EXECUTIVE RETIREMENT PLAN

Dated as of June 6, 2025 Accrued Benefit

Participant Name	Full Retirement Age	Accrued Benefit at Full Retirement Age
Richard J. Dutton	65	$165,431 per year for 10 years
Lance Morrison	65	$114,611 per year for 10 years
Charles Parcher	65	$191,764 per year for 10 years
Dennis Shaffer	65	$290,746 per year for 10 years
Ian Whinnem	65	$146,133 per year for 10 years

COMPENSATION COMMITTEE

Vote on First Amendment SERP June 6, 2025

/s/ Harry Singer

Harry Singer, Chair

/s/ Mark J. Macioce

Mark J. Macioce

/s/ Dennis E. Murray, Jr.

Dennis E. Murray, Jr.

/s/ M. Patricia Oliver

M. Patricia Oliver

/s/ Lorina W. Wise

Lorina W. Wise

/s/ Gerald B. Wurm

Gerald B. Wurm